                                                                                Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 33-80865) pertaining to the Buckeye Retirement Plan of our report dated November 13, 2006 with respect to the financial statements and schedules of the Buckeye Retirement Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2006.

Thompson Dunavant PLC

Memphis, Tennessee
December 19, 2006